UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              ----------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 8, 2004


                            PALOMAR ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)



                                     NEVADA
         (State or other jurisdiction of incorporation or organization)


            000-32829                                   88-0470235
    (Commission File Number)                 (IRS Employer Identification No.)

1802 N. CARSON ST., NO. 212-2705,                          89701
       CARSON CITY, NEVADA                              (Zip Code)
  (principal executive offices)


                                 (678) 443-2300
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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8K Terminate Market Share Recovery.doc

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS REGARDING THE COMPANY'S INTENTION, BELIEFS, EXPECTATIONS, OR PREDICTIONS, WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS AND STATEMENTS OF EXPECTATIONS, PLANS AND INTENT ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES. ACTUAL RESULTS IN THE FUTURE COULD DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS, AS A RESULT, AMONG OTHER THINGS, OF CHANGES IN TECHNOLOGY, CUSTOMER REQUIREMENTS AND NEEDS. WE UNDERTAKE NO
OBLIGATION   TO  RELEASE   PUBLICLY  THE  RESULTS  OF  ANY  REVISIONS  TO  THESE
FORWARD-LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT ANY FUTURE EVENTS OR CIRCUMSTANCES

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

      Effective November 8, 2004, Palomar Enterprises, Inc. (the "Registrant") canceled its plans to enter into an Asset Purchase Agreement with Marketshare Recovery, Inc., a Delaware corporation ("Marketshare") (the "Agreement"), which was previously reported on the Registrant's Form 8-K, filed with the Commission on October 22, 2004. The Registrant and Marketshare were unable to agree on mutually beneficial terms, and the planned Agreement with Marketshare was rescinded by means of an agreement between the parties. The Registrant incurred no penalties in connection with the termination of the Marketshare Agreement.

      In  connection  with  the   termination  of  the  Marketshare   Agreement,
Marketshare's officers and directors cancelled their plans to sell to the Registrant 29,000,000 shares of Marketshare's common stock for $150,000.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 12, 2004

                                              PALOMAR ENTERPRISES, INC.


                                              By /s/ Steve Bonenberger
                                                 ------------------------------
                                                 Steve Bonenberger, President